Exhibit 10.4

                       IN THE UNITED STATES DISTRICT COURT
                           NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION


IN RE: FIRSTPLUS FINANCIAL )                )
GROUP, INC. SECURITIES                      )
LITIGATION                                  )    Civil Action No. 3:98-CV-2551-M
                                            )
                                            )

                     STIPULATION AND AGREEMENT OF SETTLEMENT

         This Stipulation and Agreement of Settlement dated as of July 30, 2003 (the "Stipulation"), subject to the approval of the Court pursuant to Rule 23 of the Federal Rules of Civil Procedure, is made and entered into by and among the following Parties: (1) Class Representative Edward P. Doremus, III, individually and on behalf of all Class Members (as hereinafter defined); (2) Defendants FirstPlus Financial Group, Inc. ("FirstPlus"), Daniel T. Phillips and Eric C. Green (collectively, the "Defendants"); and (3) Defendants' primary insurance carrier, National Union Fire Insurance Company of Pittsburgh, PA ("National Union").

         WHEREAS

I.       THE LITIGATION.

         A. Beginning on or about October 29, 1998, and thereafter, twenty-three
(23) proposed class actions alleging violations of federal securities laws were filed in the United States District Court for the Northern District of Texas and were subsequently consolidated under the above caption In re: FirstPlus Financial Group, Inc. Securities Litigation, No. 3:98-CV-2551-M, and are hereinafter referred to as the "Action."

         B. On September 12, 2000, the Court appointed Dr. James Rich, for the Rich Family Trust, Samuel Nappi and Susan J. Kagnoff-Marx as lead plaintiffs (the "Lead Plaintiffs"). On


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September 12, 2000, the Court also appointed the law firms of Milberg Weiss
Bershad Hynes & Lerach LLP and Sirota & Sirota LLP as Co-Lead Counsel, and Claxton & Hill, PLLC as Local Counsel. On May 16, 2002, the Court granted Samuel Nappi permission to withdraw as lead plaintiff, and on June 24, 2002, the Court granted Susan J. Kagnoff-Marx permission to withdraw as lead plaintiff. On May 24, 2002, the Court appointed Edward P. Doremus, III as a lead plaintiff in this Action.

         C. On October 27, 2000, a Consolidated Amended Complaint (the "Complaint") was filed for violations of federal securities laws, which alleged violations of Sections 11, 12 and 15 of the Securities Act of 1933 ("Securities Act") and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 ("Exchange Act"), and Rule 10b-5 promulgated thereunder, against Defendants FirstPlus, Daniel T. Phillips, Eric C. Green and William P. Benac. The Complaint generally alleged, among other things, that Defendants issued false and misleading financial statements, press releases and other statements regarding FirstPlus' financial condition during the Class Period (as hereinafter defined) in a scheme to artificially inflate the value of FirstPlus' securities. The Complaint was brought on behalf of all persons who purchased or otherwise acquired FirstPlus stock during the period from August 19, 1996 through November 2, 1998 (the "Class Period"), including those persons who acquired FirstPlus stock in connection with FirstPlus' secondary offering of stock and/or FirstPlus' acquisitions of National Loan, Inc., Capital Direct, Modem Finance Company, Western Interstate BanCorp., Freedom Mortgage Corp. and Southern Management Corp.

         D. Defendants filed motions to dismiss the Complaint. On September 28, 2001, the Court issued an Order granting in part and denying in part Defendants' motions.


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         The Court granted Defendant William P. Benac's motion to dismiss and dismissed the allegations against Mr. Benac with prejudice. The Court also dismissed with prejudice the claims asserted under the Securities Act that were based on the August 28, 1998 S-4 Registration Statement, Prospectus and Proxy Statement regarding the proposed acquisition of Life Financial Corporation, and the January 7, 1998 and August 21, 1998 S-8 Registration Statement for FirstPlus' stock options. The Court denied Defendants' motions to dismiss in all other respects.

         E. On October 23, 2002, the Court denied lead plaintiffs' motion for class certification to the extent that it sought to have Dr. James E. Rich appointed as a class representative but granted lead plaintiffs' motion in all other respects, ordering that this Action shall be maintained as a class action pursuant to Rule 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure and appointing lead plaintiff Edward P. Doremus III (the "Class Representative") as the representative for the Class (as hereinafter defined).

         F. National Union issued Directors, Officers and Corporate Liability Insurance Policy No. 856-00-10 to FirstPlus for the period December 12, 1997 through December 12, 1999 (the "D&O Policy"), under which Defendants have claimed a right to payment of Loss (as defined by the D&O Policy) including the advancement of defense costs for the claims asserted against them in the Action and funds under the D&O Policy to contribute towards the Settlement of the Action. National Union has disputed Defendants' entitlement under the D&O Policy, issued a reservation of rights and initiated proceedings before the American Arbitration Association ("AAA") regarding the existence of coverage under the D&O Policy with respect to the Action (the "AAA Coverage Proceeding").

II.      DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY.


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         G. Defendants have strenuously denied, and continue strenuously to deny each and every allegation of liability and any wrongdoing whatsoever made against them in this Action. Defendants also have strenuously denied and continue to strenuously deny the allegations that the Class Representative or the Class Members have suffered damages, that the price of FirstPlus stock was artificially inflated by reason of alleged acts, misrepresentations, omissions or otherwise, and/or that the Class Representative or Class Members were harmed by the conduct alleged in the Complaint. This Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Defendant with respect to any claim or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have asserted.

         H. Nonetheless, without admitting any wrongdoing or liability whatsoever, Defendants have entered into this Stipulation solely for the purpose of avoiding the continuing additional expense, inconvenience and distraction of this burdensome litigation and to avoid the risks inherent in any lawsuit, especially in complex cases like this Action. By doing so, Defendants desire to settle, compromise and terminate this Action, and to put to rest forever all claims that have been or could have been asserted against them in or relating to this Action.

III. CLAIMS OF THE CLASS REPRESENTATIVE AND BENEFITS OF THE SETTLEMENT.

         I. The Class Representative and Plaintiffs' Co-Lead Counsel believe that the claims asserted in the Action have merit. However, Plaintiffs' Co-Lead Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against Defendants through trial and appeals. The Class Representative and Plaintiffs' Co-Lead Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as this Action, as well as the difficulties and delays inherent in


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such litigation. The Class Representative and Plaintiffs' Co-Lead Counsel are
also mindful of the inherent problems of proof under and possible defenses to the federal securities law violations asserted in the Action. The Class Representative and Plaintiffs' Co-Lead Counsel also are cognizant of the difficulty of collecting a judgment should the Plaintiffs prevail at trial, especially in light of the dispute over Defendants' insurance coverage for the claims asserted in this Action. The Class Representative and Plaintiffs' Co-Lead Counsel believe that the Settlement set forth in the Stipulation confers substantial benefit upon the Class Members. Based on their evaluation, the Class Representative and Plaintiffs' Co-Lead Counsel have determined that the Settlement set forth in the Stipulation is in the best interests of the Class Representative and the Class Members.

         J. The Parties hereto, by their counsel, have conducted discussions and arm's length negotiations with respect to a compromise and settlement of the Action with a view to settling the issues in dispute, including the insurance coverage dispute under the D&O Policy for this Action.

         NOW THEREFORE, without any admission or concession on the part of the Class Representative of any lack of merit of the Action whatsoever, without any admission or concession on the part of Defendants of any liability or wrongdoing or lack of merit in their defenses whatsoever, without any admission or concession on the part of Defendants of any lack of merit in their rights under the D&O Policy, and without any admission or concession on the part of National Union of any liability or wrongdoing or lack of merit in their defenses under the D&O Policy, it is hereby STIPULATED AND AGREED, by and among the Parties to this Stipulation, subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the Parties hereto from the Settlement, that


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all Settled Claims (as defined below) as against the Released Parties (as defined below) and all claims between Defendants and National Union with respect to coverage under the D&O Policy for Defendants for claims asserted in the Action shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:

                              CERTAIN DEFINITIONS

         1. As used in this Stipulation and the exhibits attached hereto, the following terms shall have the following meanings:

                 (a) "Assignment Agreement" means the Assignment and Assumption Agreement attached hereto as Exhibit D.

                 (b) "Authorized Claimant" means a Class Member who submits a timely and valid Proof of Claim form to the Claims Administrator.

                 (c) "Capital Lending" means Capital Lending Strategies, LLC, a Texas limited liability company.

                 (d) "Certificate" means the certificate issued by Capital Lending representing 580 Common Units (as defined below) of Capital Lending (the "Escrow Fund") to be transferred by FirstPlus to the Escrow Agent(s), subject to the Escrow Agreement.

                 (e) "Claimant" means a person or entity who submits a Proof of Claim form to the Claims Administrator.

                 (f) "Claims Administrator" means the firm of Gilardi & Co. LLC, which shall administer the Settlement.

                 (g) "Class" means all persons or entities who purchased or otherwise acquired FirstPlus stock during the period from August 19, 1996 through and including November 2, 1998, including those persons or entities who acquired FirstPlus stock in connection with


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FirstPlus' secondary offering of stock and/or FirstPlus' acquisitions of
National Loan, Inc., Capital Direct, Modern Finance Company, Western Interstate BanCorp., Freedom Mortgage Corp. and Southern Management Corp. Excluded from the Class are the Defendants and members of the immediate families (parents, spouses, siblings, and children) of any of the Individual Defendants, any trust in which either FirstPlus or any Individual Defendant is the settlor or which is for the benefit of FirstPlus, any Individual Defendant and/or members of the immediate family of any Individual Defendant, and the legal representatives, heirs, successors or assigns of any of the Defendants and any entity in which any of the Defendants have or had a controlling interest. Also excluded from the Class are any putative Class Members who exclude themselves by filing a request for exclusion in accordance with the requirements set forth in the Notice.

                 (h) "Class Member" means a person or entity who falls within the definition of "Class" as set forth in paragraph 1(g) of the Stipulation and who has not submitted a valid request for exclusion.

                 (i) "Class Period" means the period of time from August 19, 1996 through and including November 2, 1998.

                 (j) "Class Representative" means Edward P. Doremus, III.

                 (k) "Common Units" means the current outstanding ownership interests of Capital Lending as of the date of this Stipulation.

                 (1) "Defendants" means FirstPlus, Daniel T. Phillips, Eric C. Green and former Defendant William P. Benac.

                 (m) "Defendants' Counsel" means the law firm of Haynes and Boone, L.L.P.


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                 (n) "Effective Date of Settlement" or "Effective Date" means the date upon which the Settlement contemplated by this Stipulation shall become effective, as set forth in paragraph 25 below.

                 (o) "Escrow Agent(s)" means the Escrow Agent(s) designated pursuant to the Escrow Agreement or their successor(s).

                 (p) "Escrow Agreement" means the Escrow Agreement attached hereto as Exhibit C.

                 (q) "Escrow Fund" means the Certificate transferred by FirstPlus to the Escrow Agent(s), subject to the Escrow Agreement.

                 (r) "Holder" means an Authorized Claimant entitled to receive Registrable Securities as defined in the Registration Rights Agreement.

                 (s) "Individual Defendants" means Daniel T. Phillips, Eric C. Green and former Defendant William P. Benac.

                 (t) "Notice" means the Notice of Pendency of Class Action, Hearing On Proposed Settlement and Attorneys' Fee Petition and Right to Share in Settlement Fund, which is to be sent to Class Members substantially in the form attached hereto as Exhibit 1 to Exhibit A.

                 (u) "Order and Final Judgment" means the proposed order to be entered approving the Settlement substantially in the form attached hereto as Exhibit B.

                 (v) "Plaintiffs' Co-Lead Counsel" means the law firms of Milberg Weiss Bershad Hynes & Lerach LLP and Sirota & Sirota LLP.

                 (w) "Plaintiffs' Counsel" means all counsel of record for any Plaintiffs in the Action.


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                 (x) "Plan of Allocation" means a plan or formula for
distributing the Settlement Fund to Authorized Claimants as described in paragraph VII. of the Notice annexed hereto as Exhibit 1 to Exhibit A.


                 (y) "Preliminary Approval Order" means the proposed order preliminarily approving the Settlement and directing Notice thereof to the Class substantially in the form attached hereto as Exhibit A.

                 (z) "Proof of Claim" means a Proof of Claim and Release in the form attached hereto as Exhibit 2 to Exhibit A.

                 (aa) "Publication Notice" means the summary notice of proposed Settlement and hearing for publication substantially in the form attached as
Exhibit 3 to Exhibit A.

                 (bb) "Registrable Securities" means the securities as defined in the Registration Rights Agreement attached hereto as Exhibit E.

                 (cc) "Registration Rights Agreement" means the Registration Rights Agreement attached hereto as Exhibit E.

                 (dd) "Released Parties" means Defendants and each of their current and former directors, officers, employees, attorneys, accountants, agents, subsidiaries, parents, affiliates, insurers, co-insurers, heirs, executors, administrators, predecessors, successors, assigns, financial advisors, banks, investment bankers, underwriters, representatives, associates, trustees, general and limited partners and partnerships, consultants, auditors, divisions, joint venturers, related or affiliated entities, any entity in which a Defendant has or had a controlling interest, and members of the immediate families (parents, spouses, siblings, and children) of any of the Individual Defendants, any trust of which either FirstPlus or any of the Individual Defendants is the settlor


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or which is for the benefit of FirstPlus, any of the Individual Defendants and/or members of the immediate families of any of the Individual Defendants.

                 (ee) "Settled Claims" means any and all complaints, actions, suits, claims, demands, rights, liabilities, obligations, controversies, promises, agreements, damages, costs, losses, attorneys' fees, expenses and/or causes of action, of every nature and description whatsoever, whether class or individual in nature, whether known or unknown, including without limitation Unknown Claims (as defined below), direct or derivative, contingent or non-contingent, suspected or unsuspected, accrued or not accrued, at law or in equity, concealed or hidden, and/or that were asserted or that could have been asserted (including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, or violations of any state, federal and/or foreign common law, statutes, rules or regulations, including alleged violations in connection with FirstPlus' secondary offering or its acquisitions of National Loan, Inc., Capital Direct, Modern Finance Company, Western Interstate BanCorp, Freedom Mortgage Corp. and Southern Management Corp.) that the Class Representative, Lead Plaintiffs, and/or Class Members or any of them in the past had, now have, or might in the future have against the Released Parties or any of them (whether directly, derivatively, representatively or in any other capacity) which arise out of, are or could have been asserted based upon, or relate in any way to: (a) any purchase or acquisition of FirstPlus stock during the Class Period; and (b) the transactions, facts, matters, occurrences, circumstances, acts, representations, disclosures, statements, omissions, and/or failures to disclose or act that were or could have been asserted in the Action, including the allegations in the original complaints and the Cory plaint filed in this Action; and/or (c) the defense, settlement or resolution of the Action or the Settled Claims. Provided, however, that the definition of Settled Claims shall not impair or


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restrict the rights of the Parties to enforce the Settlement set forth in this
Stipulation, including all agreements in the Exhibits attached hereto.

                 (ff) "Settlement" means the settlement contemplated by this Stipulation.

                 (gg) "Settlement Fairness Hearing" means the final settlement hearing to be held by the Court to determine, among other things, the fairness, reasonableness and adequacy of the Settlement.

                 (hh) "Settlement Fund" means: (1) the principal amount of Five Million Dollars ($5,000,000) in cash to be paid to Plaintiffs' Co-Lead Counsel, to be held in escrow, pursuant to paragraph 5(a) of this Stipulation, plus any accrued interest; and (2) 580 Common Units of Capital Lending represented by the Certificate to be delivered by FirstPlus (the "Escrow Fund") to the Escrow Agent(s), subject to the Escrow Agreement, pursuant to paragraph 5(b) of this Stipulation; and (3) any cash distributions that may become available in connection with the Certificate held in the Escrow Fund.

                 (ii) "Unknown Claims" means any and all Settled Claims which the Class Representative, Lead Plaintiffs, and/or any Class Member do not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Settled Claims, the Parties stipulate and agree that upon the Effective Date, the Class Representative, shall expressly, and each Lead Plaintiff and Class Member shall be deemed to have, and by operation of the Order and Final Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code ss. 1542, which provides:


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     A general release does not extend to claims which the creditor does nor know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Class Representative acknowledges, and Lead Plaintiffs and Class Members, by operation of law shall be deemed to have acknowledged, that the inclusion of "Unknown Claims" in the definition of Settled Claims was separately bargained for and was a key element of the Settlement. The Class Representative, Lead Plaintiffs or any Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Settled Claims, but the Class Representative, intends and the Lead Plaintiffs and Class Members are deemed to intend, the release of the Settled Claims to be effective without regard to the subsequent discovery or existence of such different or additional facts and that it extends to Unknown Claims. The release of the Settled Claims is intended to be a full and binding release of all Settled Claims, including Unknown Claims, and shall be construed broadly to effect that purpose.

                   SCOPE AND EFFECT OF SETTLEMENT AND RELEASES

         2. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of: (1) the Action and any and all Settled Claims as against all Released Parties; and (2) and any and all claims between Defendants and National Union with respect to coverage under the D&O Policy for Defendants for claims in the Action, except for the preserved right for Defendants to recover Future Defense Costs under paragraph 6(b) below and except as set forth in paragraph 4(a) below.

         3. (a) Pursuant to the Order and Final Judgment, upon the Effective Date of this Settlement, the Class Representative, Lead Plaintiffs and Class Members on behalf of themselves, their heirs, executors, administrators,


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attorneys, agents, successors and assigns shall be deemed to have, and by operation of the Order and Final Judgment shall have, with respect to each and every Settled Claim, fully, finally and forever released, relinquished and discharged, and shall forever be enjoined from prosecuting, any Settled Claims against any of the Released Parties. Such release and bar from prosecution shall be effective whether or not such Class Member submits a Proof of Claim.

                  (b) Pursuant to the Order and Final Judgment, upon the Effective Date of this Settlement, the Class Representative, on behalf of himself, and the Class Members, Lead Plaintiffs, Escrow Agents and Plaintiffs' Counsel shall dismiss the Action (including the Complaint and the complaints in each of the original twenty-three suits) with prejudice to re-filing of the claims and causes of action asserted therein.

                  (c) Pursuant to the Order and Final Judgment, upon the Effective Date of this Settlement, each of the Released Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally and forever released, relinquished and discharged each and all of the Class Representative, Lead Plaintiffs and Class Members from all claims, including Unknown Claims, which arise out of, are or could have been asserted based upon, or relate in any way to the institution, prosecution, settlement or resolution of the Action or the Settled Claims.

         4. (a) In consideration of the payments set forth in paragraph 6 below, the adequacy of which is hereby acknowledged, except for the preserved right to recover Future Defense Costs under paragraph 6(b) of this Stipulation, Defendants, on behalf of themselves and the Released Parties, hereby release and forever discharge National Union and its current and former directors, officers, employees, attorneys, accountants, agents, subsidiaries, parents, affiliates, insurers, co-insurers, reinsurers, predecessors, successors, assigns, underwriters,


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representatives, associates and trustees ("National Union Related Parties"), from any and all complaints, actions, suits, claims, demands, rights, liabilities, obligations, controversies, promises, agreements, damages, costs, losses, attorneys' fees, expenses and/or causes of action, of every nature and description whatsoever, whether known or unknown, direct or derivative, contingent or non-contingent, suspected or unsuspected, accrued or not accrued, at law or in equity, which they may have had, have now, or may have in the future based upon, arising out of, or in any way related to the Settlement or coverage for Defendants under the D&O Policy for the Action; provided, however, that Defendants and National Union agree that the releases set forth above in favor of National Union and the National Union Related Parties are specific releases and not policy releases, are not applicable to, and do not affect in any way, any rights, benefits or coverage for Defendants under the D&O Policy for Claims (as defined in the D&O Policy) by persons and/or entities who request exclusion from the Class, and they further agree that nothing shall impair or restrict the rights of the Parties to enforce the Settlement set forth in this Stipulation.

                 (b) For good and valuable consideration, the adequacy of which is hereby acknowledged, National Union, on behalf of itself and the National Union Related Parties, hereby releases and forever discharges the Released Parties from any and all complaints, actions, suits, claims, demands, rights, liabilities, obligations, controversies, promises, agreements, damages, costs, losses, attorneys' fees, expenses, and/or causes of action, of every nature and description whatsoever, whether known or unknown, direct or derivative, contingent or non-contingent, suspected or unsuspected, accrued or not accrued, at law or in equity, which they may have had, have now or may have in the future based upon, arising out of, or in any way related to the Settlement or coverage for Defendants under the D&O Policy for the Action;


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provided, however, that Defendants and National Union agree that the releases set forth in favor of the Released Parties are specific releases and not general releases, and are not applicable to, and do not affect in any way, any of National Union's rights and defenses regarding coverage that may be available for Defendants under the D&O Policy for Claims (as defined in the D&O Policy) by persons and/or entities who request exclusion from the Class, and they further agree that nothing shall impair or restrict the rights of the Pasties to enforce the Settlement set forth in this Stipulation.

                 (c) Pursuant to the Order and Final Judgment, upon the Effective Date of this Settlement, National Union, on behalf of itself and the National Union Related Parties, shall withdraw the AAA Coverage Proceeding with prejudice.

                          THE SETTLEMENT CONSIDERATION

         5.      The Settlement Fund.

                 The principal amount of Five Million Dollars ($5,000,000) in cash and a Certificate representing 580 Common Units, which represents ten percent (10%) of the current outstanding Common Units of Capital Lending, shall constitute the Settlement Fund as follows:

                  a) Cash Settlement. Within forty-five (45) days after the entry of the Preliminary Approval Order, National Union, on behalf of Defendants, shall pay or cause to be paid Five Million Dollars ($5,000,000) into an interest bearing account maintained by Plaintiffs' Co-Lead Counsel in escrow.

                 (b) Equity Settlement.

                           (1) Within thirty (30) days of entry of the Order and
Final Judgment, (i) FirstPlus shall deliver the Certificate or cause the Certificate, duly endorsed and medallion signature guaranteed or accompanied by stock powers duly endorsed in blank and medallion


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signature guaranteed, to be delivered to the Escrow Agent(s) (the "Escrow Fund")
on behalf of the Authorized Claimants; (ii) FirstPlus, the Class Representative and Plaintiffs' Co-Lead Counsel shall execute and deliver the Assignment Agreement; (iii) FirstPlus, the Class Representative, Plaintiffs' Co-Lead
Counsel and the Escrow Agent(s) shall execute and deliver the Escrow Agreement; and (iv) the Class Representative and Plaintiffs' Co-Lead Counsel shall execute and deliver, and FirstPlus shall cause Capital Lending to execute and deliver, the Registration Rights Agreement.

                           (2) The transfer of the Certificate by FirstPlus to
the Escrow Agent(s) and the transfer of interests in the Escrow Fund will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), under Section 3(a)(10) thereof The Certificate and the Common Units represented therein will NOT be freely tradeable and shall bear a Securities Act restrictive legend.

                           (3) The Common Units have not been valued and they
may have no value. Defendants and Capital Lending do not represent or guarantee that such Common Units have any value or will have any value in the future.

                 (c) The Individual Defendants shall have no responsibility for the payment of any of the Settlement Fund.

         6.      Defense Costs.

                 (a) Outstanding Defense Costs. National Union shall have paid directly to Defendants' Counsel, the following amounts on or before the dates specified: (i) $125,000.00 on or before March 21, 2003; (ii) $125,000.00 on or before April 21, 2003; and (iii) $1,215,000.00 on or before June 3, 2003; as a compromise and settlement with respect to all invoices that have been submitted to National Union for payment as of March 18, 2003, for defense costs incurred


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in connection with defending the Defendants in the Action ("Outstanding Defense
Costs"). The Class Representative, Lead Plaintiffs, Class Members, Escrow Agents and Plaintiffs' Counsel have no obligation for any defense costs.

                 (b) Future Defense Costs. National Union shall continue to pay all forthcoming invoices for defense costs incurred in connection with this Action submitted to National Union for payment after March 18, 2003 in an amount not to exceed $35,000.00 incurred by Defendants, within thirty (30) days of the receipt of such invoices by National Union, including but not limited to, all invoices to be submitted by Defendants' Counsel and the law firm of Jenkens & Gilchrist, P.C., corporate counsel for FirstPlus which is assisting with the equity portion of the Settlement ("Future Defense Costs").

                         THE SETTLEMENT FUND TO BE HELD
                         BY PLAINTIFFS' CO-LEAD COUNSEL

         7. (a) Any sums required to be held in escrow hereunder shall be held jointly by Plaintiffs' Co-Lead Counsel (Milberg Weiss Bershad Hynes & Lerach LLP and Sirota & Sirota LLP) as the escrow agents for the Settlement Fund.

                 (b) Defendants and Defendants' Counsel shall not be responsible for or liable for any acts of Plaintiffs' Co-Lead Counsel.

                 (c) Plaintiffs' Co-Lead Counsel shall not disburse the Settlement Fund except as provided in the Stipulation, or by an order of the Court.

                 (d) All funds held by Plaintiffs' Co-Lead Counsel shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned to the person(s) paying the same pursuant to this Stipulation and/or further order of the Court.


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                 (e) Plaintiffs' Co-Lead Counsel shall invest any funds in
excess of $100,000 in short term United States Agency or Treasury Securities, and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of less than $100,000 may be held in an interest-bearing bank account insured by the FDIC. Defendants shall bear no risks related to the investment of the Settlement Fund.

                  (f) Within ten (10) days after payment of the cash portion of the Settlement Fund to Plaintiffs' Co-Lead Counsel pursuant to paragraph 5(a) hereof, Plaintiffs' Co-Lead Counsel may establish a "Class Notice and Administration Fund" and may deposit up to $100,000 from the Settlement Fund in it. The Class Notice and Administration Fund may be used by Plaintiffs' Co-Lead Counsel to pay costs and expenses reasonably and actually incurred in connection with providing Notice to the Class, locating Class Members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms, and paying escrow fees and costs, if any. The Class Notice and Administration Fund may also be invested and earn interest as provided for in paragraph 7(e) of this Stipulation. In the event the Settlement is terminated, cancelled or withdrawn, or does not become effective for any reason whatsoever, the cash settlement amount referenced in paragraph 5(a), plus all interest, less all reasonable expenses actually incurred or due and owing from the Class Notice and Administration Fund, shall be promptly refunded directly to National Union.

                                      TAXES

         8. (a) Cash Settlement. For purposes of this paragraph 8, references to the Settlement Fund shall include both the cash portion of the Settlement Fund and the Class Notice and Administration Fund and shall include any earnings thereon.


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 18

                 (b) The Parties hereto agree that the Settlement Fund shall be a Qualified Settlement Fund within the meaning of Treasury Regulation ss. 1.468B-1 and that Plaintiffs' Co-Lead Counsel, as administrators of the Settlement Fund within the meaning of Treasury Regulation ss. 1.468B-2(k)(3), shall be responsible for filing all required tax reports and returns for the Settlement Fund and paying from the Settlement Fund any Taxes owed with respect to the Settlement Fund. The Parties hereto further agree to cooperate with each other and each other's agents to the extent reasonably necessary to carry out the provisions of this paragraph 8(b).

                 (c) All (i) taxes (including but not limited to any estimated taxes, interest or penalties) arising with respect to the income of the Settlement Fund and (ii) expenses and costs incurred in connection with the taxation of the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants) (collectively "Taxes") shall be a liability solely of, and paid out of, the Settlement Fund, shall be considered to be a cost of administration of the Settlement, shall be timely paid to the appropriate government authorities by Plaintiffs' Co-Lead Counsel without prior order of the Court, and Defendants shall have no liability or responsibility for such Taxes, costs and expenses.

                 (d) Plaintiffs' Co-Lead Counsel shall timely make such relation back election described in the Treasury Regulations promulgated under Section 468B of the Internal Revenue Code of 1986, as amended, as any Party hereto may request.

         9. (a) Equity Settlement. For purposes of this paragraph 9, references to the Escrow Fund shall be the Certificate held in escrow pursuant to the Escrow Agreement attached hereto as Exhibit C.

                 (b) The Parties hereto agree that the Escrow Fund shall be a Qualified Settlement Fund within the meaning of Treasury Regulation ss. 1.468B-1 and that the Escrow


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 19

Agent(s), as the administrator of the Escrow Fund within the meaning of Treasury Regulation ss. 1.468B-2(k)(3), shall be responsible for filing all required tax reports and returns for the Escrow Fund and paying any Taxes owed with respect to the Escrow Fund. The Parties hereto further agree to cooperate with each other and each other's agents to the extent reasonably necessary to carry out the provisions of this paragraph 9(b).

                  (c) All (i) taxes (including but not limited to any estimated taxes, interest or penalties) arising with respect to the income of the Escrow Fund and (ii) expenses and costs incurred in connection with the taxation of the Escrow Fund (including, without limitation, expenses of tax attorneys and accountants) (collectively "Taxes") shall be a liability solely of, and paid out of, the Settlement Fund, shall be considered to be a cost of administration of the Settlement, shall be timely paid to the appropriate government authorities by the Escrow Agent(s) without prior order of the Court and neither Defendants nor Capital Lending shall have any liability or responsibility for such Taxes, costs and expenses.

                  (d) The Escrow Agent(s) shall timely make such relation back election described in the Treasury Regulations promulgated under Section 468B of the Internal Revenue Code of 1986, as amended, as any Party hereto may request.

                          ATTORNEYS' FEES AND EXPENSES

         10. (a) Plaintiffs' Co-Lead Counsel may apply for and receive an award of attorneys' fees and reimbursement of expenses from the Settlement Fund in such amounts as may be approved by the Court. Such attorneys' fees, expenses, and interest as are awarded by the Court shall be payable from the Settlement Fund to Plaintiffs' Co-Lead Counsel immediately upon award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Provided, however,


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 20 that in the event that the Effective Date does not occur, or the Order and Final Judgment is reversed or modified, or the Stipulation is canceled or terminated for any other reason, and in the event that Plaintiffs' attorneys' fees and expenses have been paid to any extent, then Plaintiffs' Counsel shall, within five (5) business days after Plaintiffs' Co-Lead Counsel receives written notice from Defendants' Counsel or National Union, refund to National Union the fees and expenses previously paid to them from the Settlement Fund (plus interest thereon at the same rate had such amounts remained in the Settlement Fund) in an amount consistent with such reversal or modification. In the event the order awarding attorneys' fees and expenses is reversed or modified, Plaintiffs' Counsel shall refund to the Settlement Fund such fees and expenses previously paid to them pursuant to such award, plus interest thereon at the same rate as earned on the Settlement Fund, in an amount consistent with such reversal or modification. Each such law firm, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm or any successor firm(s), and each of its partners and/or shareholders are subject to the jurisdiction of the Court for enforcing the provisions of this paragraph 10.

                 (b) Defendants shall have no responsibility for, and no liability whatsoever with respect to the allocation among Plaintiffs' Counsel and/or any other person who may assert any claim to any fee or expense award that may be payable from the Settlement Fund and that the Court may make in this Action.

                 (c) All such Court-awarded attorneys' fees and expenses shall be paid solely from the Settlement Fund, and Defendants shall have no liability or responsibility to pay any such attorneys' fees and expenses. Denial by the Court, in whole or in part, of any such


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 21 application shall not be grounds to set aside or terminate the Settlement, or to affect or delay the finality of the Order and Final Judgment approving the Settlement.

                               ADMINISTRATION AND
                        DISTRIBUTION OF SETTLEMENT FUND

         11. The Claims Administrator shall administer distribution of the Settlement Fund under Plaintiffs' Co-Lead Counsel's supervision and subject to the jurisdiction of the Court. Defendant FirstPlus shall consent to its Transfer Agent providing to the Claims Administrator Defendant FirstPlus' shareholder lists solely for purposes of providing Notice to the Class. The Class Representative agrees that Defendant FirstPlus' shareholder lists will not be used for any purposes other than providing Notice to the Class for purposes of this Settlement and will otherwise not be disclosed to any other persons. All reasonable costs associated with obtaining the shareholder lists shall be paid from the Class Notice and Administration Fund and Defendants shall have no liability to the Class in connection with such shareholder lists. Within ninety
(90) days after final disbursement of the Net Settlement Fund (defined below), the Claims Administrator will return FirstPlus' shareholder lists and all copies made of all or any portion of such lists to FirstPlus.

         12. Plaintiffs' Co-Lead Counsel shall be responsible for supervising the administration of the Settlement, disbursement of the Settlement Fund by the Claims Administrator and obligations of the Escrow Agent(s) under the Escrow Agreement. The Released Parties and Capital Lending shall not have any responsibility for or liability whatsoever with respect to the administration of the Settlement or the Escrow Fund, the providing of Notice, the investment or distribution of the Settlement Fund, the determination, administration, or calculation of claims, the payment or withholding of Taxes, the obligations of and the performance of the Escrow Agent(s) under the Escrow Agreement, the payment of any fees and


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 22 expenses of the Escrow Agent(s) or under the Escrow Agreement, or any losses incurred in connection therewith.

         13. The Claims Administrator shall determine each Authorized Claimant's pro rata share of the Net Settlement Fund (defined below) for the cash portion of the Settlement and allocation, if any, of Registrable Securities to Holders for the equity portion of the Settlement based upon each Authorized Claimant's Authorized Claim (as defined in the Plan of Allocation described in paragraph VII. of the Notice annexed as Exhibit 1 to Exhibit A, or in such other Plan of Allocation as the Court approves) and shall notify the Escrow Agent(s) and Plaintiffs' Co-Lead Counsel of the allocation, if any, of the Registrable Securities to Holders. Except to the extent set forth in Exhibits C, D and E hereto with respect to the equity portion of the Settlement, the Plan of Allocation was determined by Plaintiffs' Co-Lead Counsel. Neither Defendants nor Capital Lending take any position with respect to how the Plan of Allocation was calculated, or its effect on the fairness to any Authorized Claimant, other than to deny that FirstPlus shares were artificially inflated by Defendants' conduct and to deny any wrongdoing.

         14. The Net Settlement Fund (defined below) for the cash portion of the Settlement shall be distributed to Authorized Claimants and Registrable Securities, if any, for the equity portion of the Settlement shall be allocated to Holders only after the Effective Date and after: (i) all Proofs of Claim have been processed, and all Claimants whose Proofs of Claim have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to all rejected or disallowed Proofs of Claim have been resolved, and all appeals therefrom have been resolved or the time therefor has expired; (iii) all matters with respect to attorneys' fees, costs, and disbursements have been resolved, all appeals therefrom have been resolved or the time therefor


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 23 has expired; and (iv) all costs of administration, including Taxes, have been paid. The Net Settlement Fund shall be distributed to Authorized Claimants in accordance with the terms of the Stipulation, the Plan of Allocation approved by the Court, and such further orders of the Court as may be necessary.

         15.     Allocation of the Cash Settlement.

                 (a) The cash portion of the Settlement Fund shall be applied as follows:

                           (1) To pay all the costs and expenses reasonably and
actually incurred in connection with providing Notice to the Class, locating Class Members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim forms, and paying escrow fees and costs;

                           (2) To pay the Taxes and Tax expenses described in
paragraph 8 above;

                           (3) To pay Plaintiffs' Co-Lead Counsel's attorneys'
fees and expenses, to the extent allowed by the Court; and


                           (4) To distribute the balance of the cash potion of
the Settlement Fund (the "Net Settlement Fund") to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, or the Court.


                 (b) The Plan of Allocation as to the cash portion of the Settlement proposed in the Notice is not a necessary term of this Stipulation and it is not a condition of this Stipulation that the Plan of Allocation as to the cash portion of the Settlement be approved.

                 (c) With respect to the cash portion of the Settlement Fund, each Authorized Claimant shall be allocated a pro rata share of the Net Settlement Fund based on his, her or its Authorized Claim compared to the total Authorized Claims of all Authorized Claimants.


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 24

Defendants shall have no responsibility or liability for any distributions of cash made or not made.

                 (d) If there is any balance remaining in the Net Settlement Fund after six months following the final distribution of the settlement proceeds (whether by reason of tax refunds, uncashed checks or otherwise), Plaintiffs' Co-Lead Counsel. shall reallocate such balance among Authorized Claimants in an equitable and economic fashion. In the event it is not economically feasible to distribute such balance among Authorized Claimants, Plaintiffs' Co-Lead Counsel will seek leave of the Court to make a cy pres distribution of such funds.

         16.     Allocation of Equity Settlement.

                 (a) The Escrow Fund in connection with the equity portion of the Settlement, will be distributed in the form of either cash or Registrable Securities at the time and in the manner determined by Plaintiffs' Co-Lead Counsel in accordance with the Escrow Agreement. With respect to the distribution of cash, if any, in connection with the equity portion of the Settlement, such cash will be deposited into the Settlement Fund and distributed to Authorized Claimants on a pro rata basis in accordance with paragraph 15 above. With respect to the distribution of Registrable Securities, if any, each Authorized Claimant who constitutes a Holder shall be allocated Registrable Securities in proportion to the Authorized Claimant's Authorized Claim as determined by the Claims Administrator. A Holder is an Authorized Claimant whose fro rata share of Registrable Securities under the plan of allocation is at least one full share. No fractional shares will be issued. No Authorized Claimant shall have any title to, right to, possession of, management of, or control of, any portion of the Escrow Fund. No certificate or other instrument representing, or other evidence of ownership of or interest in, the Escrow Fund or any portion of the Escrow Fund shall be issued. Neither Defendants nor Capital Lending shall


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 25 have any responsibility or liability for any allocations of Registrable Securities made or not made.

                 (b) Except as provided for herein and by the Assignment Agreement and the Registration Rights Agreement, neither FirstPlus nor Capital Lending, nor any successor entity to FirstPlus or Capital Lending shall be responsible for any payment to the Escrow Agent(s) or the Escrow Fund, including payment for compensation for duties performed under the Escrow Agreement or Registration Rights Agreement by the Escrow Agent(s), or reimbursement for out-of-pocket expenses incurred in connection with services rendered as Escrow Agent(s).

                 (c) No recourse:

                           (i) for any payment with respect to the Escrow Fund or any portion of the Escrow Fund,

                           (ii)  for any claim based on or otherwise in
                                 respect of the Escrow Fund or any portion of the Escrow Fund,

                           (iii) under or upon any obligation, covenant or
                                 agreement of FirstPlus or Capital Lending in the Escrow Agreement or Registration Rights Agreement or in any subsequent agreement or in the Escrow Fund or any portion of the Escrow Fund, or

                           (iv) because of the creation of any indebtedness represented by the Escrow Fund or any portion of the Escrow Fund,

shall be had against any incorporator, member, manager, stockholder, officer or director, as such, past, present or future, of FirstPlus or Capital Lending or any incorporator, member, manager, stockholder, officer or director, as such, past, present or future, of any successor entity to FirstPlus or Capital Lending, either directly or through FirstPlus, Capital Lending or any successor entity to FirstPlus or Capital Lending, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, except as expressly


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 26 provided in the Assignment Agreement, the Registration Rights Agreement and/or herein specifically with respect to such person or entity.

         17. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an "Authorized Claimant," the following conditions shall apply:

                 (a) Each Class Member shall be required to submit a Proof of Claim (see attached Exhibit 2 to Exhibit A), including the agreements of the Class Members in the Proof of Claim relating to Capital Lending and the equity portion of the Settlement Fund, supported by such documents as are designated therein, including proof of the Claimant's loss, or such other documents or proof as Plaintiffs' Co-Lead Counsel, in their discretion, may deem acceptable;

                 (b) All Proofs of Claim must be submitted by the date specified in the Notice unless such period is extended by Order of the Court. Any Class Member who fails to submit a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to this Stipulation (unless, by Order of the Court, a later submitted Proof of Claim by such Class Member is approved), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement including the terms of the Order and Final Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims. A Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator;

                 (c) Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, under the supervision of Plaintiffs' Co-Lead Counsel, who shall determine in


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 27 accordance with this Stipulation the extent, if any, to which each Proof of Claim shall be allowed;

                 (d) Proofs of Claim that do not meet the submission requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the Claimant in order to remedy the curable deficiencies in the Proofs of Claim submitted. The Claims Administrator, under supervision of Plaintiffs' Co-Lead Counsel, shall notify, in a timely fashion and in writing, all Claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose claim is to be rejected has the right to review by the Court if the Claimant so desires and complies with the requirements of subparagraph 17(e) below;

                 (e) If any Claimant whose Proof of Claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant's grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a Proof of Claim cannot be otherwise resolved, Plaintiffs' Co-Lead Counsel shall thereafter present the request for review to the Court.

         18. Any Class Member who does not submit a valid Proof of Claim will not be entitled to receive any of the proceeds from the Settlement Fund but will otherwise be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Order and Final Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 28

         19. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant's claim, and the Proof of Claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant's status as a Class Member and the validity and amount of the Claimant's Proof of Claim. No discovery shall be allowed on the merits of the Action or Settlement in connection with processing of the Proofs of Claim.

         20. Distributions pursuant to this Stipulation shall be deemed final and conclusive against all Class Members. All Class Members whose Proofs of Claim are not approved shall be barred from participating in distributions from the Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Order and Final Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.

         21. All proceedings with respect to the administration, processing and determination of Proofs of Claim described by paragraphs 17-20 of this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of Proofs of Claim, shall be subject to the jurisdiction of the Court.

                       TERMS OF PRELIMINARY APPROVAL ORDER

         22. Promptly after this Stipulation has been fully executed, Plaintiffs' Co-Lead Counsel and Defendants' Counsel jointly shall apply to the Court for entry of a Preliminary Approval Order, substantially in the form annexed hereto as Exhibit A.


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 29

                        TERMS OF ORDER AND FINAL JUDGMENT

         23. If the Settlement contemplated by this Stipulation is approved by the Court, Plaintiffs' Co-Lead Counsel and Defendants' Counsel shall request that the Court enter an Order and Final Judgment substantially in the form annexed hereto as Exhibit B.


                             SUPPLEMENTAL AGREEMENT

         24. Simultaneously herewith, Plaintiffs' Co-Lead Counsel, Defendants' Counsel and National Union's Counsel are executing a "Supplemental Agreement" setting forth certain conditions under which this Stipulation may be withdrawn or terminated by Defendants and/or National Union if potential Class Members who purchased in excess of a certain number of shares of FirstPlus stock traded during the Class Period exclude themselves from the Class. The Claims Administrator shall promptly deliver by facsimile to Plaintiffs' Co-Lead Counsel, Defendants' Counsel and National Union's Counsel copies of all requests for exclusion received, together with all written revocations of requests for exclusion, within three (3) business days of receipt but in no event later than ten (10) business days before the Settlement Fairness Hearing. The Supplemental Agreement shall be held as confidential and will not be filed with the Court prior to the Settlement Fairness Hearing unless a dispute among the parties concerning its application arises or unless the Court requests it be submitted and, in that event, the parties shall request that the Supplemental Agreement be submitted to the Court in camera. In the event of a withdrawal from this Stipulation pursuant to the Supplemental Agreement, this Stipulation shall become null and void and of no further force and effect, except that the provisions of paragraphs 27 and 28 shall apply.


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 30

               EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION

         25. The Effective Date of Settlement shall be the date when all the following shall have occurred:


                 (a) entry of the Preliminary Approval Order in all material respects in the form annexed hereto as Exhibit A;

                 (b) National Union has made the cash contribution to the Settlement Fund as required by paragraph 5(a) and National Union has paid Outstanding and Future Defense Costs as required by paragraph 6;

                 (c) FirstPlus has delivered and transferred the Certificate to the Escrow Agent(s) as required by paragraph 5(b);

                 (d) approval by the Court of the Settlement, following notice to the Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure; and

                 (e) entry by the Court of an Order and Final Judgment, in all material respects in the form set forth in Exhibit B annexed hereto, and the expiration of any time for appeal or review of such Order and Final Judgment, or, if any appeal is filed and not dismissed, after such Order and Final Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters an order and final judgment in a form other than that provided above ("Alternative Judgment") and none of the Parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review.

         26. In addition to Defendants' right to terminate this Stipulation pursuant to the Supplemental Agreement referenced in paragraph 24 herein, Defendants' Counsel or Plaintiffs' Co-Lead Counsel shall have the right to terminate the Settlement and this Stipulation by


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 31 providing written notice of their election to do so ("Termination Notice") to all other Parties hereto within thirty (30) days of: (a) the Court's declining to enter the Preliminary Approval Order in any material respect; (b) the Court's refusal to approve this Stipulation or any material part of it; (c) the Court's declining to enter the Order and Final Judgment in any material respect; (d) the date upon which the Order and Final Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court; or (e) the date upon which an Alternative Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court. This Settlement is not conditioned upon the Court's approval of the proposed Plan of Allocation as to the cash portion of the Settlement nor on the Court's approval of Plaintiffs' Co-Lead Counsel's application for attorneys' fees and expenses to be paid from the Settlement Fund, and any change in the Order and Final Judgment relating to these items shall not be considered to be a material change. The Effective Date shall not be delayed or affected in any way if the Settlement is approved but the Plan of Allocation and/or the application for Plaintiffs' Co-Lead Counsel's fees and expenses to be paid from the Settlement Fund are also not approved.

         27. Except as otherwise provided herein, in the event the Settlement is terminated, cancelled or withdrawn, or fails to become effective for any reason, then: (a) the Parties to this Stipulation shall be deemed to have reverted to their respective status in the Action as of the date of execution of this Stipulation; (b) except as otherwise expressly provided, the Parties shall proceed in all respects as if this Stipulation and any related orders had not been entered; (c) to the extent any attorney's fees or expenses have been paid to Plaintiffs' Counsel from the Settlement Fund, Plaintiffs' Counsel shall within five (5) business days of such termination and/or written notice from Defendants' Counsel or National Union to Plaintiffs' Co-Lead Counsel of such termination, cause a refund to be made directly to National Union in the amount paid to them,


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 32 plus interest at the same rate that would have accrued on such amounts had they remained in the Settlement Fund; (d) any portion of the cash settlement amount referenced in paragraph 5(a) previously paid by or on behalf of Defendants, together with any interest earned thereon, less any Taxes due with respect to such income, and less costs of administration and notice actually incurred and paid or payable from the Settlement Fund, shall be returned directly to National Union; and (e) the Escrow Agent(s) shall deliver to FirstPlus the Certificate endorsed in blank or accompanied by duly executed assignment documents, and all right, title and interest in the Certificate, the Assigned Distributions (as defined in the Assignment Agreement) and Common Units represented thereby shall immediately revert back to, and vest in, FirstPlus.

                           NO ADMISSION OF WRONGDOING

         28. This Stipulation, the exhibits hereto and the Supplemental Agreement, and their terms and provisions and the negotiations or proceedings connected with them, and the documents or statements referred to therein, whether or not consummated, and any proceedings taken pursuant to them:

                 (a) shall not be offered or received against any Released Party as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Released Parties with respect to the truth of any fact alleged by the Class Representative and/or any Class Member or the validity of any claim that had been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Released Parties for the Settled Claims;

                 (b) shall not be offered or received against any of the Released Parties as evidence of a presumption, concession or admission of any fault, misrepresentation or omission


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 33 with respect to any statement or written document approved or made by any Released Party, or against the Class Representative and/or any Class Member as evidence of any infirmity in the claim of the Class Representative and/or any Class Member;

                 (c) shall not be offered or received against any Released Party as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Parties to this Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, Capital Lending and any Released Party may refer to it to effectuate the liability protection granted them hereunder;

                 (d) shall not be construed against any Released Party, the Class Representative, the Lead Plaintiffs and/or any Class Member as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial;

                 (e) shall not be construed as or received in evidence as an admission, concession or presumption against the Class Representative, the Lead Plaintiffs, the Class Members or any of them that any of their claims are without merit or that damages recoverable under the Complaint would not have exceeded the Settlement Fund; and

                 (f) shall not be construed or taken as an admission of coverage or lack of coverage under the D&O Policy for this Action.

                            MISCELLANEOUS PROVISIONS

         29. All of the exhibits attached hereto are material and integral parts hereof and are hereby incorporated by reference as though fully set forth herein.


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 34

         30. The Parties to this Stipulation intend the Settlement to be a full, final and complete resolution of all disputes asserted or which could be asserted by the Class Representative and/or the Class Members against the Released Parties with respect to the Settled Claims. Accordingly, the Class Representative and Defendants agree not to assert in any forum that the litigation was brought by plaintiffs or defended by Defendants in bad faith or without a reasonable basis. The Parties hereto shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or Settlement of the Action. The Order and Final Judgment will contain a statement that during the course of the Action, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11. The Parties agree that the amount paid and the other terms of the Settlement were negotiated at arm's length in good faith by the Parties, and reflect a Settlement that was reached voluntarily after consultation with experienced legal counsel.

         31. This Stipulation may not be modified or amended, nor may any of its provisions be waived except by a writing signed by or on behalf of all Parties hereto or their successor-in-interest.

         32. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

         33. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court and the Court shall retain jurisdiction for the purpose of entering orders providing for consummating and enforcing the terms of this Stipulation. The Court in the Action shall have continuing jurisdiction over Capital Lending solely for purposes of, construing and enforcing the Registration Rights Agreement; however, the Parties hereby acknowledge that Capital Lending is not a party to the Action or the


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 35

Stipulation and agree and acknowledge that the Regulations (and, with respect to Capital Lending, the Assigned Distributions) are not part of or otherwise incorporated into the Action, the Stipulation or the Registration Rights Agreement and shall not constitute a document "delivered pursuant hereto" under
Section 5(b) of the Registration Rights Agreement.

         34. The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

         35. This Stipulation and its exhibits and the Supplemental Agreement constitute the entire agreement among the Parties hereto concerning the Settlement of the Action, and no representations, warranties, or inducements have been made by any Party hereto concerning this Stipulation and its exhibits and the Supplemental Agreement other than those contained and memorialized in such documents.

         36. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the Parties to this Stipulation shall exchange among themselves original signed counterparts prior to the Settlement Fairness Hearing.

         37. Subject to the limitations with respect to Capital Lending set forth in paragraph 33 above, this Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto, including any and all Released Parties and any corporation, partnership, or other entity into which or with which any Party hereto may merge, consolidate or reorganize.

         38. Subject to the limitations with respect to Capital Lending set forth in paragraph 33 above, the construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of Texas


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 36 without regard to conflicts of laws, except to the extent that federal law requires that federal law governs.

         39. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm's length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

         40. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

         41. Plaintiffs' Co-Lead Counsel and Defendants' Counsel agree to cooperate fully with one another in seeking Court approval of the Preliminary Approval Order, the Stipulation and the Settlement, and to exercise their best efforts to execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement and as necessary for the Settlement.

         42. The Parties hereto and their respective counsel agree that the Stipulation and Order Governing Confidential Information entered in this Action shall survive this Stipulation.

         43. The Parties hereto and their respective counsel agree that any changes to this Stipulation and/or the exhibits annexed hereto that impact the consideration to be paid by or on behalf of Defendants, the scope of releases, and/or dismissal of claims are material for purposes of this Settlement. Provided, however, that nothing herein shall be deemed to exclude any other provision of this Stipulation and/or exhibits annexed hereto from being considered material.


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 37

DATED:  as of July 30, 2003

                                        /s/ Edward P. Doremus, III
                                        ----------------------------------------
                                        CLASS REPRESENTATIVE EDWARD
                                        P. DOREMUS, III


                                        /s/ Joy Ann Bull
                                        ----------------------------------------
                                        William S. Lerach
                                        Joy Ann Bull
                                        G. Paul Howes
                                        Tor Gronberg
                                        MILBERG WEISS BERSHAD HYNES
                                             & LERACH LLP
                                        401 B Street, Suite 1700
                                        San Diego, CA  92101
                                        Telephone:  619.231.1058
                                        Telecopier:  619.231.7423



STIPULATION AND AGREEMENT OF SETTLEMENT - Page 38

                                        /s/ Rachell Sirota
                                        ----------------------------------------
                                        Howard B. Sirota
                                        Rachell Sirota
                                        Saul Roffe
                                        SIROTA & SIROTA LLP
                                        110 Wall Street, 21st Floor
                                        New York, New York  10005
                                        Telephone:  212.425.9055
                                        Telecopier:  212.425.9093

                                        PLAINTIFFS' CO-LEAD COUNSEL


                                        DEFENDANT FIRSTPLUS FINANCIAL
                                        GROUP, INC.


                                        By:      /s/ Daniel T. Phillips
                                           -------------------------------------

                                        Name:    Daniel T. Phillips
                                             -----------------------------------

                                        Title:   CEO
                                              ----------------------------------


                                        /s/ Daniel T. Phillips
                                        ----------------------------------------
                                        DEFENDANT DANIEL T. PHILLIPS


                                        /s/ Eric C. Green
                                        ----------------------------------------
                                        DEFENDANT ERIC C. GREEN


                                        /s/ Carrie L. Huff
                                        ----------------------------------------
                                        George W. Bramblett, Jr.
                                          State Bar No. 02867000
                                        Noel M. B. Hensley
                                          State Bar No. 09491400
                                        Carrie L. Huff
                                          State Bar No. 10180610
                                        HAYNES AND BOONE, LLP
                                        901 Main Street, Suite 3100
                                        Dallas, Texas 75202-3789
                                        Telephone: (214) 651-5000
                                        Telecopier: (214) 651-5940

                                        DEFENDANTS' COUNSEL


STIPULATION AND AGREEMENT OF SETTLEMENT - Page 39

                                        NATIONAL UNION FIRE INSURANCE
                                           COMPANY OF PITTSBURGH, PA


                                        By:     /s/ Lawrence Fine
                                           -------------------------------------

                                        Name:   Lawrence Fine
                                             -----------------------------------

                                        Title:  Vice President
                                              ----------------------------------




STIPULATION AND AGREEMENT OF SETTLEMENT - Page 40